American Century Asset Allocation Portfolios, Inc.

               American Century Asset Allocation Portfolios, Inc.

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT ("Agreement") is made as of the 31st day of August, 2004, by and between AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC., a Maryland corporation (hereinafter called the "Company"), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the "Investment Manager").

         IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.       Services.

     (a) Investment Management Services. The Investment Manager shall supervise the investments of each class of each series of shares of the Company contemplated as of the date hereof, and each class of each subsequent series of shares as the Company shall select the Investment Manager to manage. In such capacity, the Investment Manager shall either directly, or through the utilization of others as contemplated by Section 7 below, maintain a continuous investment program for each series, determine what securities shall be purchased or sold by each series (including the allocation of each series' assets among the various underlying American Century funds in which the series may invest), secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders. In performing its duties hereunder, the Investment Manager will manage the portfolio of all classes of shares of a particular series as a single portfolio.

     (b) Shareholder Services. The Investment Manager may provide or cause one of its affiliates to provide shareholder and administrative services to the shareholders of the Company ("Shareholder Services") or it may engage third parties to do so. Such Shareholder Services and related expenses may include, but are not limited to, (A) placing purchase, exchange and redemption orders with the transfer agent; (B) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; (C) processing dividend payments on behalf of shareholders and assisting shareholders in changing dividend options, account designations and addresses; (D) providing and maintaining elective services such as wire transfer services; (E) maintaining account records for shareholders; (F) issuing confirmations of transactions; (G) creating and forwarding shareholder communications (such as proxies, shareholder reports, annual and semiannual financial statements and dividend, distribution and tax notices) to shareholders; and (H) providing other similar administrative and sub-transfer agency services. Shareholder Services do not include those activities and expenses that are primarily intended to result in the sale of additional shares.

2. Compliance with Laws. All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

         (a) the Investment Company Act and any rules and regulations promulgated thereunder;

         (b)      any other applicable provisions of law;

         (c) the Articles of Incorporation of the Company as amended from time to time;

         (d)      the Bylaws of the Company as amended from time to time;

         (e)      the Multiple Class Plan; and

         (f) the registration statement(s) of the Company, as amended from time to time, filed under the Securities Act of 1933 and the Investment Company Act.

3. Board Supervision. All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of Directors of the Company, its executive committee, or any committee or officers of the Company acting under the authority of the Board of Directors.

     4. Payment of Expenses. The Investment Manager will pay all of the expenses of each class of each series of the Company's shares that it shall manage other than interest, taxes, brokerage commissions, extraordinary expenses, the fees and expenses of those directors who are not "interested persons" as defined in the Investment Company Act (hereinafter referred to as the "Independent Directors") (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the Investment Company Act. The Investment Manager will provide the Company with all physical facilities and personnel required to carry on the business of each class of each series of the Company's shares that it shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5. Account Fees. The Company, by resolution of the Board of Directors, including a majority of the Independent Directors, may from time to time authorize the imposition of a fee as a direct charge against shareholder accounts of any class of one or more of the series, such fee to be retained by the Company or to be paid to the Investment Manager to defray expenses which would otherwise be paid by the Investment Manager in accordance with the provisions of paragraph 4 of this Agreement. At least sixty days prior written notice of the intent to impose such fee must be given to the shareholders of the affected class and series.

6.       Fees.

         (a) Investment Management Fee. No class or series of the Company shall pay to the Investment Manager a fee for the investment management services rendered hereunder.

         (b) Administrative Fee. In consideration of the Shareholder Services provided by the Investment Manager, each class of each series of shares of the Company managed by the Investment Manager shall pay to the Investment Manager an administrative fee that is calculated as described in this Section 6 using the fee schedule set forth on Schedule A.

         (c) Daily Administrative Fee Calculation. For each calendar day, each class of each series of shares set forth on Schedule A shall accrue an administrative fee calculated by multiplying the Per Annum Fee Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

         (d) Monthly Administrative Fee Payment. On the first business day of each month, each class of each series of shares set forth on Schedule A shall pay the administrative fee to the Investment Manager for the previous month. The fee for the previous month shall be the sum of the Daily Administrative Fee Calculations for each calendar day in the previous month.

         (e) Additional Series or Classes. In the event that the Board of Directors of the Company shall determine to issue any additional series or classes of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager may enter into an Addendum to this Agreement setting forth the name of the series and/or class, the Fee Schedule for each and such other terms and conditions as are applicable to the management of such series of shares.

     7. Subcontracts. In rendering the services to be provided pursuant to this Agreement, the Investment Manager may, from time to time, engage or associate itself with such persons or entities as it determines is necessary or convenient in its sole discretion and may contract with such persons or entities to obtain information, investment advisory and management services, or such other services as the Investment Manager deems appropriate. Any fees, compensation or expenses to be paid to any such person or entity shall be paid by the Investment Manager, and no obligation to such person or entity shall be incurred on behalf of the Company. Any arrangement entered into pursuant to this paragraph shall, to the extent required by law, be subject to the approval of the Board of Directors of the Company, including a majority of the Independent Directors, and the shareholders of the Company.

8. Continuation of Agreement. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the execution hereof, and for as long thereafter as its continuance is specifically approved at least annually (a) by the Board of Directors of the Company or by the vote of a majority of the outstanding class of voting securities of each series and (b) by the vote of a majority of the Directors of the Company, who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

9. Termination. This Agreement may be terminated by the Investment Manager at any time without penalty upon giving the Company 60 days' written notice, and may be terminated at any time without penalty by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of each class of each series on 60 days' written notice to the Investment Manager.

10. Effect of Assignment. This Agreement shall automatically terminate in the event of assignment by the Investment Manager, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.

11. Other Activities. Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a director, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

12. Standard of Care. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

13. Separate Agreement. The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of an investment company as a separate investment company. Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the Investment Company Act, this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each series of shares of the Company managed by the Investment Manager.

     14. Use of the Name "American Century" and other Trademarks. The name "American Century" and other trademarks and service marks now existing or hereafter created or adopted by American Century Services Corporation ("ACSC") in connection with the marketing of the Company's shares (the "Marks"), as well as all rights to use the Marks, are the exclusive property of ACSC, its successors and assigns. ACSC has consented to, and granted a non-exclusive license for, the use by the Company of the Marks, including use of certain of the Marks in the name of the Company and any series of shares thereof. Such consent and non-exclusive license may be revoked by ACSC in its discretion if ACSC, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment advisor of each series of shares of the Company. In the event of such revocation, the Company and each series of shares thereof using any of the Marks shall cease using the Marks, unless otherwise consented to by ACSC or any successor to its interest in the Marks.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.



Attest:                      AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

Charles A. Etherington                            William M. Lyons
Assistant Secretary                               President


Attest:                            AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

Charles C.S. Park                                 Mark Mallon
Secretary                    Senior Vice President and Chief Investment Officer

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



American Century Asset Allocation Portfolios, Inc.
Schedule A: Fee Schedules
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American Century Asset Allocation Portfolios, Inc.
Schedule A: Fee Schedules
-------------------------------------------------------------------------------


                                   Schedule A

                                  Fee Schedules

------------------------------------------- --------------------------------------------------------------------------
                                                              Administrative Fee Schedule by Class
------------------------------------------- --------------------------------------------------------------------------
------------------------------------------- ------------------- ------------------ ----------------- -----------------
                  Series                         Investor         Institutional        Advisor              R
------------------------------------------- ------------------- ------------------ ----------------- -----------------
------------------------------------------- ------------------- ------------------ ----------------- -----------------
My Retirement 2015 Portfolio                      0.20%               0.00%             0.20%             0.20%
------------------------------------------- ------------------- ------------------ ----------------- -----------------
------------------------------------------- ------------------- ------------------ ----------------- -----------------
My Retirement 2025 Portfolio                      0.20%               0.00%             0.20%             0.20%
------------------------------------------- ------------------- ------------------ ----------------- -----------------
------------------------------------------- ------------------- ------------------ ----------------- -----------------
My Retirement 2035 Portfolio                      0.20%               0.00%             0.20%             0.20%
------------------------------------------- ------------------- ------------------ ----------------- -----------------
------------------------------------------- ------------------- ------------------ ----------------- -----------------
My Retirement 2045 Portfolio                      0.20%               0.00%             0.20%             0.20%
------------------------------------------- ------------------- ------------------ ----------------- -----------------
------------------------------------------- ------------------- ------------------ ----------------- -----------------
My Retirement Income Portfolio                    0.20%               0.00%             0.20%             0.20%
------------------------------------------- ------------------- ------------------ ----------------- -----------------
------------------------------------------- ------------------- ------------------ ----------------- -----------------
One Choice Portfolio: Very Conservative           0.00%                n/a               n/a               n/a
------------------------------------------- ------------------- ------------------ ----------------- -----------------
------------------------------------------- ------------------- ------------------ ----------------- -----------------
One Choice Portfolio: Conservative                0.00%                n/a               n/a               n/a
------------------------------------------- ------------------- ------------------ ----------------- -----------------
------------------------------------------- ------------------- ------------------ ----------------- -----------------
One Choice Portfolio: Moderate                    0.00%                n/a               n/a               n/a
------------------------------------------- ------------------- ------------------ ----------------- -----------------
------------------------------------------- ------------------- ------------------ ----------------- -----------------
One Choice Portfolio: Aggressive                  0.00%                n/a               n/a               n/a
------------------------------------------- ------------------- ------------------ ----------------- -----------------
------------------------------------------- ------------------- ------------------ ----------------- -----------------
One Choice Portfolio: Very Aggressive             0.00%                n/a               n/a               n/a
------------------------------------------- ------------------- ------------------ ----------------- -----------------

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